UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 21, 2008
SANTARUS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	0-50651	33-0734433
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
3721 Valley Centre Drive, Suite 400, San Diego, California 92130
(Address of Principal Executive Offices) (Zip Code)
(858) 314-5700

(Registrant’s Telephone Number, Including Area Code)
N/A

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On July 21, 2008, Santarus, Inc. (“Santarus”) entered into a promotion agreement (the “Promotion Agreement”) with Depomed, Inc. (“Depomed”) granting Santarus exclusive rights to promote Depomed’s Glumetza® (metformin hydrochloride extended release tablets) prescription products in the U.S., including its territories and possessions and Puerto Rico (collectively, the “Territory”). Glumetza is a once-daily, extended-release formulation of metformin that incorporates patented drug delivery technology and is indicated for the treatment of adult patients with type 2 diabetes. Santarus is required to train its field sales representatives on Glumetza, and to begin promotion of Glumetza in the fourth quarter of 2008.
     Under the Promotion Agreement, Santarus is required to meet certain minimum promotion obligations during the term of the agreement. For a period of one year from the date Santarus begins promoting the Glumetza products, Santarus is required to deliver a minimum number of sales calls to potential Glumetza prescribers. Thereafter, on an annual basis, Santarus is required to make “sales force expenditures” at least equal to an agreed-upon percentage of the prior year’s net sales, where sales force expenditures for purposes of the Promotion Agreement are sales calls with specified assigned values (indexed to inflation in future years) depending on the relative position of the call and the number of products promoted by the Santarus sales representatives promoting Glumetza. In addition, during the term of the agreement, Santarus is required to make certain minimum marketing, advertising, medical affairs and other commercial support expenditures.
     Under the terms of the Promotion Agreement, Santarus paid Depomed a $12 million upfront fee, and based on the achievement of specified levels of annual Glumetza net product sales, Santarus may be required to pay Depomed one-time sales milestones, totaling up to $16 million. Depomed will continue to record revenue from the sales of Glumetza products, and beginning in the fourth quarter of 2008, will pay Santarus a fee ranging from 75% to 80% of the gross margin earned from all net sales of Glumetza products in the Territory, with gross margin defined as net sales less cost of goods and product-related fees paid to Biovail Laboratories.
     Santarus will be responsible for all costs associated with its sales force and for all other sales and marketing-related expenses associated with its promotion of Glumetza products, including an initial commitment of $5 million in promotional costs from signing through March 31, 2009. Depomed will be responsible for overseeing product manufacturing and supply. A joint commercialization committee has been formed to oversee and guide the strategic direction of the Glumetza alliance.
     Pursuant to the terms of the Promotion Agreement, Depomed retains the option to co-promote Glumetza products in the future to obstetricians and gynecologists. During the term of the agreement, neither party is permitted to, directly or indirectly, promote, market, or sell in the Territory any single agent metformin products for human use, other than the Glumetza products covered by the Promotion Agreement.
     The Promotion Agreement provides for a right of first negotiation in favor of Santarus in the event that Depomed desires to divest its rights in the Glumetza products to a third party or wishes to grant rights to a third party to develop or commercialize a pharmaceutical product containing Depomed’s proprietary AcuForm drug delivery technology in combination with metformin and any other generic active pharmaceutical ingredient.
     The Promotion Agreement will continue in effect until the expiration of the last-to-expire patent or patent application with a valid claim in the Territory covering a Glumetza product, unless terminated sooner. Subject to 90 days prior written notice to Depomed, Santarus may terminate the Promotion Agreement at any time following the 18-month anniversary of the effective date of the agreement. Subject to notice to Depomed, Santarus may also terminate the agreement immediately in other circumstances, such as loss of market exclusivity or in the event of certain regulatory or governmental actions or if Depomed fails to supply the Glumetza product as reasonably necessary to meet trade demand for a period of 3 months or longer. Subject to 60 days prior written notice to Santarus, Depomed may terminate the agreement if Santarus fails to meet its obligations with respect to minimum promotion obligations and fails to cure such breach within a specified time period. Depomed may also terminate the agreement on 180 days prior written notice if Santarus fails to deliver certain required information related to forecasted sales force expenditures. Either party may terminate the agreement under certain specified circumstances relating to a significant recall or withdrawal of the Glumetza product. Either party may also terminate the agreement if the other party fails to perform any material term of the agreement and fails to cure such breach, subject to prior written notice within a specified time period. In addition, either party may terminate the agreement if a force majeure event prevents the other party from carrying out its material obligations under the agreement for a period of at least six months. Finally, either party may terminate the agreement if the other party becomes insolvent, files or consents to the filing of a petition under any bankruptcy or insolvency law or has any such petition filed against it, and within a specified time period, such filing has not been dismissed.
     The foregoing description of the terms of the Promotion Agreement is qualified in its entirety by reference to the provisions of the Promotion Agreement, which will be filed as an exhibit to Santarus’ Quarterly Report on Form 10-Q for the quarter ending June 30, 2008.
     Santarus issued a press release on July 22, 2008 announcing the Promotion Agreement, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
Forward-Looking Statements
     Santarus cautions you that statements included in this report that are not a description of historical facts are forward-looking statements. The inclusion of forward-looking statements should not be regarded as a representation by Santarus that any of its plans will be achieved. Actual results may differ materially from those set forth in this report due to the risks and uncertainties inherent in Santarus’ business, including, without limitation: risks related to the promotion arrangement with Depomed (including Santarus’ ability to increase market demand and sales of Glumetza products; competition from other products, unexpected adverse side effects or inadequate therapeutic efficacy of Glumetza products; the ability of Depomed to ensure continued supply of Glumetza products in the U.S. market; the scope and validity of patent protection for Glumetza products; and the potential for termination of the promotion arrangement); and other risks detailed in Santarus’ prior public periodic filings with the Securities and Exchange Commission.
     You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement and Santarus undertakes no obligation to revise or update this report to reflect events or circumstances after the date hereof. This caution is made under the safe harbor provisions of Section 21E of the Private Securities Litigation Reform Act of 1995.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.
99.1	Press Release, dated July 22, 2008

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SANTARUS, INC.

Date: July 22, 2008	By:	/s/ Gerald T. Proehl
	Name:	Gerald T. Proehl
	Title:	President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated July 22, 2008